UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 28, 2017, Discovery Communications, LLC (“DCL”) and Discovery Communications, Inc. (the “Guarantor”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC, for the issuance and sale by DCL of $450 million aggregate principal amount of a new series of Senior Notes due 2024 (the “2024 Notes”) and $200 million aggregate principal amount of additional senior notes pursuant to a reopening of its existing 4.900% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-205774) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission. The offering of the Notes is expected to close on March 13, 2017, subject to customary closing conditions.

The 2024 Notes were priced at 99.811% of their principal amount, and the 2026 Notes were priced at 105.038% of their principal amount.

DCL expects the net proceeds from the offering to be approximately $654.1 million after deducting the underwriting discount and estimated expenses related to the offering.

DCL intends to use the net proceeds from the offering to fund a concurrent tender offer for up to $600 million aggregate principal amount of DCL’s 5.050% Senior Notes due 2020 and 5.625% Senior Notes due 2019 based on prices to be determined and to pay interest, premiums, fees and expenses in connection with that tender offer. DCL intends to use any remaining proceeds for general corporate purposes. The Notes are to be issued pursuant to an indenture, dated as of August 19, 2009, a ninth supplemental indenture, dated as of March 11, 2016, and a tenth supplemental indenture (collectively, the “Indenture”) to be entered into among DCL, the Guarantor and U.S. Bank National Association, as trustee. DCL’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated February 28, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated February 28, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC.